UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

EVERCORE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32975	20-4748747
(Commission File Number)	(I.R.S. Employer Identification No.)

55 East 52nd Street New York, New York	10055
(Address of Principal Executive Offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	EVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Evercore Inc. (the “Company”) approved the issuance of a new class of partnership interests in Evercore LP (the “Interests”) to the 2020 named executive officers of the Company, which will be issued pursuant to a Subscription Agreement, pursuant to which our named executive officers may receive a discretionary distribution of profits from Evercore LP in the first quarter of 2022. The distributions pursuant to the Interests are anticipated to be made in lieu of any cash incentive compensation payments which may otherwise have been made to the named executive officers of the Company in respect of their service for 2021. In exercising its discretion to determine the discretionary distribution in respect of the Interests, the Committee expects to consider substantially similar factors as historically used by the Committee to determine annual cash incentive compensation. Distributions in respect of the Interests will be subject to a maximum percentage of 2021 Adjusted Operating Income (as defined in the Subscription Agreement) that will be specified in the applicable Subscription Agreements.

In connection with the issuance of the Interests, the Board also approved an amendment (the “Amendment”) to the Seventh Amended and Restated Limited Partnership Agreement of Evercore LP in order to create the new class of Interests described above. The Amendment is filed as Exhibit 10.1 hereto and is hereby incorporated by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the exhibit.

The Interests, and any distributions thereon, are subject to the Company’s clawback policies as in effect from time to time and compliance with the restrictive covenant agreements applicable to the named executive officer. In addition, unless otherwise determined by the general partner of Evercore LP in its sole discretion, the Interests will be cancelled in the event the holder fails for any reason to remain a full time employee of the Company in good standing continuously through the date of the distribution, and will otherwise be cancelled following the distribution.

The form of Subscription Agreement is filed as Exhibit 10.2 hereto and is hereby incorporated by reference. The foregoing description of the Subscription Agreement and the Interests is qualified in its entirety by reference to the exhibit.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Seventh Amended and Restated Limited Partnership Agreement of Evercore LP, dated as of April 30, 2021, by and among Evercore Inc., as general partner, and the Limited Partners (as defined therein) of the Partnership

10.2	Form of Class L Interest Subscription Agreement

104	Cover Page Interactive Data is formatted in Inline XBRL (and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE INC.

/s/ Jason Klurfeld
By: Jason Klurfeld
Title: General Counsel

Date: April 30, 2021